UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2014 (September 29, 2014)

American Realty Capital – Retail Centers of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-55198	27-3279039
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Centrum Power Center
On September 29, 2014, the Company acquired the fee simple interest in the Centrum power center, located in Pineville, North Carolina ("Centrum"), at a contract purchase price of $35.3 million, exclusive of closing costs. The Company acquired Centrum from Pineville Centrum Limited Partnership (the "Seller"). The Seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.
Centrum contains 270,747 rentable square feet and is 99% leased to 17 tenants. Four tenants, Kmart, Stein Mart (NASDAQ: SMRT), TJ Maxx (NYSE: TJX) and Sky Zone, represent approximately 55% of the annualized rental income of Centrum.
The lease to Kmart contains 105,015 rentable square feet. The lease commenced in September 1992, has a 25-year term and expires in September 2017. The lease contains no additional rental escalations. The lease contains ten renewal options of five years each. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.7 million.
The lease to Stein Mart contains 36,000 rentable square feet. The lease commenced in September 1992, has a 30-year term and expires in August 2022. The lease contains a rental escalation of 5.9% in 2017. The lease contains no renewal options. The lease is net whereby the tenant is required to pay its pro rata share of operating expenses, in addition to base rent, subject to certain conditions. The annualized rental income for the initial lease term is $0.3 million.
The lease to TJ Maxx, which carries an investment grade credit rating by a major credit rating agency, contains 30,000 rentable square feet. The lease commenced in August 1992, has a 30-year term and expires in January 2023. The lease contains a rental escalation of 5.9% in 2018. The lease contains no renewal options. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is $0.3 million.
The lease to Sky Zone contains 25,536 rentable square feet. The lease commenced in August 2014, has a 10-year term and expires in August 2024. The lease contains a rental escalation of 10.0% in 2019. The lease contains two renewal options of five years each. The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent. The annualized rental income for the initial lease term is $0.3 million.
The Company funded the acquisition of Centrum with proceeds from the sale of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL – RETAIL CENTERS OF AMERICA, INC.

October 2, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors